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                                                                      EXHIBIT 5

                                 [LETTERHEAD]

March 27, 1996

Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA 92121

RE:  Alliance Pharmaceutical Corp.
     Registration Statement on Form S-3 (No. 333-1531)
     -------------------------------------------------

Gentlemen:

We have acted as counsel to you (the "Corporation") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 2,875,000 shares of the Corporation's Common Stock, $.01 par value per share (the "Shares"), to be sold by the Corporation. The Shares will be sold to Lehman Brothers Inc., Oppenheimer & Co., Inc. and Cowen & Company, the representatives of the underwriters (the "Representatives") pursuant to an Underwriting Agreement to be entered into by the Representatives and the Corporation (the "Underwriting Agreement").

We have examined copies of the Certificate of Incorporation and By-laws of the Corporation, each as amended to date, the minutes of various meetings of the Board of Directors of the Corporation, and the original, photostat or certified copies of all such records of the Corporation, and all such agreements, certificates of public officials, certificates of officers and representatives of the Corporation or others, and such other documents, papers, statutes and authorities as we have deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Corporation and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized and, when issued and purchased in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan

STROOCK & STROOCK & LAVAN